EXHIBIT 5
Opinion of Counsel

Lansing 313 S. Washington Square Lansing MI 48933 Detroit 333 W. Fort Street - Suite 1400 Detroit MI 48226	Southfield 28411 Northwestern Highway, Suite 500 Southfield MI 48034 Holland 151 Central Avenue - Suite 260 Holland MI 49423	Grand Rapids 1700 E. Beltline NE - Suite 200 Grand Rapids MI 49525 St. Joseph 728 Pleasant Street - Suite 204 St. Joseph MI 49085

Walter S. Foster
  1878-1961
Richard B. Foster
  1908-1996
Theodore W. Swift
  1928-2000
John L. Collins
  1926-2001

Webb A. Smith
Allan J. Claypool
Gary J. McRay
Stephen I. Jurmu
Scott A. Storey
Charles A. Janssen
Charles E. Barbieri
James B. Jensen, Jr.
Scott L. Mandel Michael D. Sanders
Brent A. Titus

Stephen J. Lowney
Jean G. Schtokal
Brian G. Goodenough
Matt G. Hrebec
Nancy L. Kahn
Deanna Swisher
Thomas R. Meagher
Douglas A. Mielock
Scott A. Chernich
Paul J. Millenbach
Dirk H. Beckwith
Brian J. Renaud
Bruce A. Vande Vusse
Lynwood P. VandenBosch
Lawrence Korolewicz James B. Doezema
Anne M. Seurynck
Richard L. Hillman
Steven L. Owen
John P. Nicolucci

Michael D. Homier
David M. Lick
Scott H. Hogan
Richard C. Kraus
Benjamin J. Price
Frank T. Mamat
Michael R. Blum
Jonathan J. David
Frank H. Reynolds
Pamela C. Dausman
Andrew C. Vredenburg
John M. Kamins
Jack A. Siebers Julie I. Fershtman
Todd W. Hoppe
Jennifer B. Van Regenmorter
Thomas R. TerMaat
Frederick D. Dilley
David R. Russell
Zachary W. Behler

Joshua K. Richardson
Joel C. Farrar
Laura J. Genovich
Liza C. Moore
Karl W. Butterer, Jr.
Lisa J. Hamameh
Mindi M. Johnson
Ray H. Littleton, II
Frank J. DeFrancesco Jack L. VanCoevering
Barbra E. Homier Anna K. Gibson Patricia J. Scott Nicholas M. Oertel
Alicia W. Birach Adam A. Fadly
Michael J. Liddane
Glen A. Schmiege
Gilbert M. Frimet
Mark J. Colon

Paul D. Yared
Ryan E. Lamb
Stephen W. Smith
Clifford L. Hammond
Brett R. Schlender Drew L. Block Mathew S. Fedor Nicolas Camargo Trevor J. Weston Liam K. Healy Andrea Badalucco John W. Mashni Allison M. Collins
Leslie A. Dickinson
Julie L. Hamlet
Michael C. Zahrt
Taylor A. Gast
Rachel G. Olney
Tyler J. Olney
Mark J. DeLuca
Stefania Gismondi Thomas K. Dillon Robert A. Easterly Katila L. Howard David S. Nows Robert A. Hamor Michael A. Cassar Hilary J. McDaniel Toufic R. Saati Emily R. Wisniewski

Phone:	(517) 371-8100	Fax:	(517) 371-8200	Reply To:	Lansing	E-Mail:	mhrebec@fosterswift.com
August 6, 2018
Isabella Bank Corporation
401 N. Main St.
Mt. Pleasant, MI 48858
Ladies and Gentlemen:

RE:	Isabella Bank Corporation
Registration Statement on Form S-3
You have requested our opinion as counsel to Isabella Bank Corporation, a Michigan corporation, in connection with a Registration Statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on Form S-3. The Registration Statement relates to the offering of 500,000 shares of Isabella Bank Corporation common stock to be issued to stockholders in connection with the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, as amended.

Based upon such examination and upon examination of such other instruments and records as we deem necessary, we are of the opinion that:

1.    The Corporation has been duly incorporated under the laws of the state of Michigan, and is validly existing and in good standing under the laws of that state.

2.    The 500,000 shares of common stock covered by the Registration Statement have been legally authorized; and when such shares have been duly delivered to stockholders against payment therefore as contemplated by the Isabella Bank Corporation Stockholder Dividend Reinvestment and Employee Stock Purchase Plan, such shares will be legally issued, fully paid and nonassessable.

This opinion is furnished for use as an Exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Prospectus under the heading “Legal Opinion”.

FOSTER, SWIFT, COLLINS & SMITH, P.C.

/s/ Foster, Swift, Collins & Smith, P.C.